THE TAX EXEMPT MONEY MARKET PORTFOLIO
                          INVESTMENT ADVISORY AGREEMENT



         Agreement, made this 30th day of June, 1993, between The Tax Exempt Money Market Portfolio, a trust organized under the law of the State of New York (the "Portfolio") and Morgan Guaranty Trust Company of New York, a New York trust company authorized to conduct a general banking business (the "Advisor"),

         WHEREAS, the Portfolio is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Portfolio desires to retain the Advisor to render investment advisory services to the Portfolio, and the Advisor is willing to render such services;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

                  1. The Portfolio hereby appoints the Advisor to act as investment adviser to the Portfolio for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  2. Subject to the general supervision of the Trustees of the Portfolio, the Advisor shall manage the investment operations of the Portfolio and the composition of the Portfolio's holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Portfolio's investment objectives and policies as stated in the Registration Statement (as defined in paragraph 3(d) of this Agreement) and subject to the following understandings:

                  (a) the Advisor shall furnish a continuous investment program for the Portfolio and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Portfolio, and what portion of the assets will be invested or held uninvested as cash;

                  (b) the Advisor shall use the same skill and care in the management of the Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;


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                  (c)  the  Advisor,  in  the  performance  of  its  duties  and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Trustees of the Portfolio and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

                  (d) the Advisor shall determine the securities to be purchased, sold or lent by the Portfolio and as agent for the Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and/or dealers the Advisor intends to seek best price and execution for purchases and sales; the Advisor shall also determine whether or not the Portfolio shall enter into repurchase or reverse repurchase agreements;

                  On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers of the Advisor, the Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio;

                  (e) the Advisor shall maintain books and records with respect to the Portfolio's securities transactions and shall render to the Portfolio's Trustees such periodic and special reports as the Trustees may reasonably request; and

                  (f) the investment management services of the Advisor to the Portfolio under this Agreement are not to be deemed exclusive, and the Advisor shall be free to render similar services to others.

                  3. The Portfolio has delivered copies of each of the following documents to the Advisor and will promptly notify and deliver to it all future amendments and supplements, if any:

                  (a) Declaration of Trust of the Portfolio (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Declaration of Trust");

                  (b) By-Laws of the Portfolio (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");


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

                  (c) Certified resolutions of the Trustees of the Portfolio authorizing the appointment of the Advisor and approving the form of this Agreement;

                  (d) The Portfolio's Notification of Registration on Form N-8A and Registration Statement on Form N-1A (No. 811-7842) each under the 1940 Act (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on July 6, 1993, all amendments thereto.

                  4. The Advisor shall keep the Portfolio's books and records required to be maintained by it pursuant to paragraph 2(e). The Advisor agrees that all records which it maintains for the Portfolio are the property of the Portfolio and it will promptly surrender any of such records to the Portfolio upon the Portfolio's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Portfolio by Rule 31a-1 of the Commission under the 1940 Act.

                  5. During the term of this Agreement the Advisor will pay all expenses incurred by it in connection with its activities under this Agreement, other than the cost of securities and investments purchased for the Portfolio (including taxes and brokerage commissions, if any).

                  6. For the services provided and the expenses borne pursuant to this Agreement, the Portfolio will pay to the Advisor as full compensation therefor a fee at an annual rate equal to (i) .20% of the Portfolio's average daily net assets up to and including $1,000,000,000 and (ii) .10% of the Portfolio's average daily net assets in excess of $1,000,000,000. This fee will be computed daily and payable as agreed by the Portfolio and the Advisor, but no more frequently than monthly.

                  7. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                   8. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Portfolio at any time, without the payment of any penalty, by vote of a majority of all the Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the


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

Portfolio on 60 days' written notice to the Advisor, or by the Advisor at any time, without the payment of any penalty, on 90 days' written notice to the Portfolio. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

                   9. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Portfolio from time to time, have no authority to act for or represent the Portfolio in any way or otherwise be deemed an agent of the Portfolio.
                  10. This Agreement may be amended by mutual consent, but the consent of the Portfolio must be approved (a) by vote of a majority of those Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Portfolio.

                  11. Notices of any kind to be given to the Advisor by the Portfolio shall be in writing and shall be duly given if mailed or delivered to the Advisor at 9 West 57th Street, New York, New York 10019, Attention: Managing Director, Funds Management Division, or at such other address or to such other individual as shall be specified by the Advisor to the Portfolio. Notices of any kind to be given to the Portfolio by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Portfolio at 6 St. James Avenue, Suite 900, Boston, Massachusetts 02116 or at such other address or to such other individual as shall be specified by the Portfolio to the Advisor.

                  12. The Trustees have authorized the execution of this Agreement in their capacity as Trustees and not individually and the Advisor agrees that neither the shareholders nor the Trustees nor any officer, employee, representative or agent of the Portfolio shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Portfolio, that the shareholders, trustees, officers, employees, representatives and agents of the Portfolio shall not be personally liable hereunder, and that it shall look solely to the property of the Portfolio for the satisfaction of any claim hereunder.

                  13.  This   Agreement   may   be   executed  in  one  or  more
counterparts, each of which shall be deemed to be an original.

                  14.  This  Agreement  shall   be  governed  by  and  construed
in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 30th day of June, 1993.

                                            THE TAX EXEMPT MONEY MARKET
                                            PORTFOLIO


                                            By:      /s/ Philip W. Coolidge
                                                     Philip W. Coolidge
                                                     President

                                            MORGAN GUARANTY TRUST
                                            COMPANY OF NEW YORK



                                            By:      /s/ Kathleen H. Tripp
                                                     Kathleen H. Tripp
                                                     Vice President

TEMMIAAH